Exhibit 99.1

NanoVibronix to Launch Rental Program for PainShield and UroShield

Program Will Bring Greater Convenience and Accessibility to Patients

ELMSFORD, N.Y., February 22, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company utilizing the Company's proprietary and patented low intensity surface acoustic wave (SAW) technology, today announced that it intends to launch a month to month rental program on March 1, 2023 for its lead products, PainShield and UroShield.

PainShield by NanoVibronix	UroShield by NanoVibronix

“Patients with a valid prescription will soon be able to rent PainShield and UroShield for use in their own home on a month-to-month basis, at affordable prices, and with little ongoing commitment,” stated Brian Murphy, Chief Executive Officer of NanoVibronix. “Ultimately, we are confident that this program will be eligible for Medicare reimbursement, with disposable supplies being sold separately. Patients should also benefit from the ability to obtain these products at their own convenience via a dedicated web site.”

"We are extremely excited to be able to expand our product offering to meet patient needs,” continued Murphy. “This program is another example of our stated goal to develop sustainable and portable alternatives to medication, pain relief drugs, and medical device care."

The Company recently applied for Medicare reimbursement. We anticipate a decision on the application in May 2023 and to ‘go live’ with Medicare on October 1, 2023.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components; (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.